United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2017

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 1, 2017, the Company entered into a loan transaction in the amount of $50,000 with PCS Edventures!.com, Inc. Vice President and Board member, Michael J. Bledsoe. The transaction involved the issuance of a short term Promissory Note due April 30, 2017, secured by accounts receivable, and bearing 20% interest at an annualized rate.

Also, on February 3, 2017, the Company entered into a loan transaction in the amount of $100,000 with Gordon Prairie, an unrelated party. The transaction involved the issuance of a short term Promissory Note due April 30, 2017, secured by accounts receivable, and bearing 20% interest at an annualized rate.

Item 9.01 Financial Statements and Exhibit

(d)	Exhibit No.	Exhibit Description

	10.1	Form of Promissory Note

	10.2	Form of Promissory Note

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	February 8, 2017	By:	/s/ Todd R. Hackett
CEO

Dated:	February 8, 2017	By:	/s/ Robert O. Grover
Executive Vice President

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